                                                                    Exhibit 12.1

Statement RE: Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
(in thousands, except for ratios)

                                         Nine Months Ended
                                           September 30,                  Year Ended December 31,
                                        ------------------   -----------------------------------------------
                                        2002      2001       2001       2000      1999      1998        1997
                                        ----      ----       ----       ----      ----      ----        ----
RATIO OF EARNINGS TO FIXED CHARGES
Loss before income taxes and
cumulative effect of accounting
change                                $(21,460) $(32,252)  $(34,185)  $239,583  $(11,994) $(12,128)  $(123,529)

Add:  Fixed charges                      5,264     1,817      4,450      1,386     1,674     3,508       3,553

Less:  Capitalized interest               (362)       --         --         --        --        --          --
                                      --------  --------   --------   --------  --------  --------   ---------
Earnings                              $(16,558) $(30,435)  $(29,735)  $240,969  $(10,320) $ (8,620)  $(119,976)

Interest expense                      $    917  $    222   $    500   $    386  $    824  $  2,158   $   2,453

Capitalized interest                       362        --         --         --        --        --          --

Estimated interest portion of
rental expense                           3,985     1,595      3,950      1,000       850     1,350       1,100
                                      --------  --------   --------   --------  --------  --------   ---------
Fixed charges                         $  5,264  $  1,817   $  4,450   $  1,386  $  1,674  $  3,508   $   3,553

Excess (deficiency) of earnings to
fixed charges                         $(21,822) $(32,252)  $(34,185)  $239,583  $(11,994) $(12,128)  $(123,529)
                                      --------  --------   --------   --------  --------  --------   ---------

Ratio of Earnings to Fixed Charges      N/A        N/A         N/A       173.9     N/A       N/A         N/A


RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDEND
REQUIREMENTS

Earnings (from above)                 $(16,558) $(30,435)  $(29,735) $240,969   $(10,320) $(8,620)  $(119,976)

Preferred stock dividend
requirements                                --        --        785     1,033        392    1,088          --
                                      --------  --------   --------   --------  --------  --------  ---------
Earnings                              $(16,558) $(30,435)   (28,950)  $242,002   $(9,928) $(7,532)  $(119,976)

Fixed charges (from above)            $  5,264  $  1,817   $  4,450   $  1,386   $ 1,674  $  3,508  $   3,553

Preferred stock dividend
requirements                                --        --        785      1,033       392     1,088         --
                                      --------  --------   --------   --------  --------  --------  ---------
Combined fixed charges and
preferred stock dividend
requirements                          $  5,264  $  1,817   $  5,235   $  2,419   $ 2,066  $  4,596  $   3,553

Excess (deficiency) of earnings
to combined fixed charges and
preferred stock dividend
requirements                          $(21,822) $(32,252)  $(34,185)  $239,583  $(11,994) $(12,128)  $(123,529)
                                      ========  ========   ========   ========  ========  ========   =========
Ratio of earnings to combined
fixed charges and preferred
stock dividend requirements             N/A        N/A         N/A       100.1     N/A       N/A         N/A






For the purpose of calculating the ratio of earnings to fixed charges, earnings are defined as consolidated income from continuing operations before income taxes plus fixed charges. Fixed charges are the sum of interest of all indebtedness, and estimated interest within rental expense. We have no amortization of debt issuance costs. The ratio of earnings to combined fixed charges and preferred stock dividend requirements includes the tax adjusted deemed dividend to preferred stockholders.